SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                -----------------


        Date of Report (Date of earliest event reported): April 19, 2005
                                                          --------------

                        Defense Technology Systems, Inc.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                      1-9263                   11-2816128
        --------                      ------                   ----------
(State of Incorporation or   (Commission File Number)       (I.R.S. Employer
      Organization)                                        Identification No.)

                 275K Marcus Blvd.
                Hauppauge, New York                               11788
                -------------------                               -----
      (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (631) 951-4000
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act
    (17 CFR 240.14z-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 - Termination of a Material Definitive Agreement.

         On April 11, 2005, Defense Technology Systems, Inc. ("DFTS"), notified Georal International, Ltd. ("Georal"), that it was rescinding the agreement with Georal due to their failure to perform. That agreement, entered into on July 4, 2004, was for the acquisition by DFTS of a certain patent held by Georal in exchange for the issuance of 1 million shares of DFTS common stock. As a result of this recession, DFTS' rights in the patent will revert to Georal and 1 million shares of DFTS' common stock which were previously held in escrow will be returned to its treasury. A copy of the press release issued April 12, 2005, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01 -   Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits


EXHIBITS                   DESCRIPTION
--------                   -----------

99.1                       Press Release dated April 12, 2005





                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 19, 2005
                                      DEFENSE TECHNOLOGY SYSTEMS, INC.

                                      By: /s/ Philip J. Rauch
                                          ------------------------------------
                                          Philip J. Rauch
                                          Chief Operating  & Financial Officer

                                  EXHIBIT INDEX


Exhibit No.                Description of Document
-----------                -----------------------

99.1                       Press Release dated April 12, 2005